COMMON SHARES
PAR VALUE US $0.01

COMMON SHARES

IGI

Certificate Number
ZQ00000000

INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.

INCORPORATED UNDER THE LAWS OF BERMUDA

Shares
000000*********************
000000******************
****000000*******************
*****000000*****************
******000000***************

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP G4809J 106

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***

FULLY-PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE US $0.01 PER SHARE, OF THE SHARE CAPITAL OF

International General Insurance Holdings Ltd. (hereinafter called the "Company"), held subject to the memorandum of association and bye-laws of the Company (copies of which are on file with the Company and with the Transfer Agent), and transferable in accordance therewith. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

DATED DD-MM-YYYY

Chairman and Chief Executive Officer

SEAL
2018
BERMUDA

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR,

Secretary

By________________________

1234567

INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.

THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED SHARE CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -.................................Custodian.................................
(Cust) (Minor)
under Uniform Gifts to Minors Act.................................
(State)

UNIF TRF MIN ACT -.................................Custodian (until age.................)
(Cust)
.................under Uniform Transfers to Minors Act.................
(Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ______________________ hereby sell, assign and transfer unto ______________________

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

represented by the within Certificate, and such shares are subject to the memorandum of association and the bye-laws of the Company and are transferable in accordance therewith.

Dated ______________________ 20 ________

Signature: ______________________

Signature: ______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.